  Exhibit 99.1
Rekor Systems CEO Robert A. Berman Issues Letter to Shareholders
in Advance of 2019 Annual Meeting

Letter highlights Company’s recent growth and opportunities within its Technology Segment, including a 240% increase in gross sales from Q1 to Q2 in 2019 in that segment

COLUMBIA, MD – August 7, 2019 -  Rekor Systems, Inc. (NASDAQ: REKR)("Rekor"), a leading provider of public safety and vehicle recognition systems powered by artificial intelligence (“AI”) and machine learning, announced today that Robert A. Berman, its President and CEO, has issued a letter to shareholders to be presented at the Company’s 2019 Annual Meeting to be held later today.

In the letter, Mr. Berman provides shareholders with updates on recent Company initiatives since it has refined its business focus as Rekor Systems earlier this year, including the recently achieved 240% increase in gross sales from Q1 to Q2 of this year.

The letter also highlights the various technology solutions in which Rekor has identified significant market opportunities for its innovative suite of AI and machine learning powered public safety and vehicle recognition systems.

This summary of the letter is not intended to be complete, and the Company urges its shareholders and other interested parties to read the letter in full attached to this press release and/or by visiting: https://rekorsystems.com/wp-content/uploads/2019/08/Shareholder-Letter-August2019.pdf

About Rekor Systems, Inc.
Rekor Systems, Inc. is a publicly traded company listed on Nasdaq (REKR) with headquarters in Columbia, Maryland. Our smarter, faster, cost-competitive solutions are disrupting major industries in over 60 countries across the globe, including security and surveillance, public safety, electronic toll collection, brand loyalty, parking operations, banking and insurance, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into actionable information for our clients. Our machine learning enabled software can turn most IP cameras into highly accurate and affordable vehicle recognition devices. Rekor provides advanced vehicle recognition systems, powered by its innovative OpenALPR software, which dramatically improves the accuracy of license plate reads and can also identify the make, model and color of vehicles. Rekor's solutions include mobile and fixed license plate readers, "Move Over" law enforcement, school bus stop-arm enforcement, and red light and speed enforcement, parking enforcement and citation management. Rekor’s solutions help to protect lives, increase brand loyalty, and manage complex supply chain logistics. Our systems can dramatically reduce the cost of collecting tolls on major highways or manage congestion in the bumper-to-bumper traffic of large cities, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekorsystems.com.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:

Matthew Bretzius

FischTank Marketing and PR

matt@fischtankpr.com

Investor Contact:

Charles Degliomini

Rekor Systems, Inc.

ir@rekorsystems.com

Disclaimer and forward-looking statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Other than statements of historical facts, all statements contained in this letter are forward-looking statements, including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements we express or imply. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this letter and are subject to a number of risks, uncertainties and assumptions described under the sections in our Annual Report on Form 10-K for the year ended December 31, 2018 entitled "Risk Factors" and elsewhere in our Quarterly Reports on Form 10-Q. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

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Dear Valued Shareholders

I would like to update you on the significant progress we have made since commencement of our corporate re-alignment earlier this year. In April, the Company changed its name to Rekor Systems, Inc. ("Rekor" or the "Company") to better reflect the Company's business plan and strategic direction. In our Q1 financial results we segmented our technology development efforts from the rest of our operating subsidiaries. The change of name and the decision to segment our financial reporting reflect both the increasing importance of our Technology Segment to our future and the evolution in its operations since our recent acquisition of the OpenALPR™ vehicle recognition technology. With this acquisition, we quickly realized what we had looked at originally as simply a promising sideline was quickly becoming an unprecedented opportunity and it has now become our major focus.

The decision to segment our operating subsidiaries was made to allow you and others to better understand and evaluate the differences between the Technology Segment and our legacy Professional Services Segment, both in terms of operations and growth potential. As we've increased our focus on the future of the Technology Segment, our other operating subsidiaries are being evaluated carefully in terms of their best potential to contribute to the growth of the Company. And because of the unprecedented opportunity for growth we think our Technology Segment now provides us with, this will potentially include planning to monetize or scale back investment in these businesses where appropriate to strengthen the Company's balance sheet, conserve resources wisely and best enhance shareholder value in the long run.

We are now focusing efforts in the Technology Segment on our proprietary hardware and software. Though started just a short while ago, I'm pleased to report that these efforts are quickly bearing fruits and have resulted in an increase of gross sales in our Technology Segment by more than 240% for Q2 over Q1 2019, rising from $1.1M to in excess of $2.6M. Gross margins in this segment have increased to 80.1%, exceeding Q1 gross margins by more than 30%. Critically important, all of this was accomplished while transitioning the business model for the sale of certain software solutions from one-time payments for perpetual software licenses with optional maintenance fees to subscription-based models, creating a strong recurring revenue stream to support Rekor's future growth.

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Technology Segment Gross Sales
(Dollars in millions)
Gross Sales
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Q1 2019
Q2 2019

Technology Segment Gross Margins
Gross Margin Percentage
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Q1 2019
Q2 2019

Rekor has filed its Annual Report on Form 10-K for the year ended December 31, 2018 and expects to file its report on Form 10-Q for the quarter ended June 30, 2019 within a few days of the date of this shareholder letter. These reports contain audited and unaudited financial statements for the periods cover that have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), which contain significant disclosures and other information concerning the Company's financial performance and practices. It is noted that the above information has not been reviewed by the Company's independent auditors and has not been prepared in accordance with U.S. GAAP. U.S. GAAP requires the deferral of certain revenues received in cash so that they can be recognized throughout the relevant contractual period with which they are associated. These figures are provided solely to demonstrate the changes in sales and margins for our Technology Segment between the first and second quarter of 2019. Reference should be made to the audited and unaudited financial statements contained in our reports on Form 10-K and 10-Q for full appreciation of the Company's financial position and performance, including reconciliation of the non-GAAP metrics to the comparable U.S. GAAP metrics.

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The past six months have been a time of profound evolution at Rekor. A year ago, we had challenges in achieving our growth plan partially caused by aberrant market conditions. We saw the need for a better financial foundation and a more coherent operational identity. Today, we are clearly focused on building sustainable growth. This has been made possible by the strength of the technology we secured through a strategic acquisition of OpenALPR software and by the continued development of hardware products and bundled solutions leveraging the strength of that software. This, along with a committed shareholder base, a ton of hard work, and an improved operating environment is rapidly contributing to Rekor's success.

Rekor is a unique story. The strategy we've used to grow our business is more commonly found in Silicon Valley than Wall Street. Pursuing this strategy as a public company affords our shareholders the unusual opportunity to witness with greater transparency how disruptive technology evolves. Although this exposes us to some disadvantages compared to an early stage private company, Rekor's public structure also sharpens our completive edge as it forces us to carefully manage our balance sheet and constantly refine our strategic direction during a very exciting time when inactivity is punished and smart decisions rewarded quickly.

The acquisition this past March of our industry leading vehicle recognition software secured our competitive advantage in an industry that is awash in expensive antiquated technology. With the proprietary software and hardware solutions Rekor now offers, we are disrupting markets in more than dozen different business segments and over 60 countries around the world. These segments include our traditional base in law enforcement and public safety, as well as new markets like tolling and traffic management, Smart Cities, customer loyalty programs and supply chain logistics. Our Technology Segment now offers over a dozen different products and services. (Even more when you take into consideration bundled solutions.) Our solutions are all operational and are penetrating each of the markets we've entered.

We've been careful to examine the competitive landscape in each of these markets and are working methodically to assess how to best position our solutions in each of the markets in which we operate. In some markets, we've determined that we can align ourselves with the larger, more established and well-heeled players. This allows us to maintain our profit margins by avoiding unnecessary friction from block and tackling competition. In other cases, where we believe we have a strong competitive advantage and substantial first mover advantage, we have retained these channels exclusively for Rekor and priced ourselves accordingly. Early in 2019, even ahead of the pending acquisition of OpenALPR™, we saw the benefit of moving quickly and made substantial investments in our infrastructure, systems and people. We will continue to do so throughout the balance of this year to position ourselves for what we believe will be an extraordinary year in 2020.

Now, I want to take the opportunity to provide you with some insight into, "the story behind the story" at Rekor and where this story is headed from here.

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Who We Are as a Refocused Company

Rekor is concentrating on being a supplier and integrator that uses industry leading technologies to transform major industries across the globe. This includes the support of software and hardware which allow us to offer disruptive pricing. Our smarter, faster, cost-competitive solutions are disrupting a variety of industries, including security and surveillance, public safety, electronic toll collection, brand loyalty, parking operations, banking and insurance, logistics, and traffic management. We use the power of artificial intelligence and machine learning to analyze complex information streams and provide actionable information to our clients. Rekor's solutions help to protect lives and property, move people and materials, increase brand loyalty, and manage complex supply chain logistics.

Several years ago, we began an entrepreneurial odyssey grounded on the premise that the application of artificial intelligence could provide rich possibilities for maximizing long-term value in our businesses. The first area where we saw that opportunity was in the application of new vehicle recognition technology to our public safety business. When we found what we believed to be the best vehicle recognition technology, we took steps to acquire it, both to solidify the competitive advantage of the products we had under development and to pursue the many other areas in which it could have applicability. The extraordinary potential of this technology lies in its ability to simplify what was previously more complicated, so that it can be done more reliably at a fraction of the cost. For example, had this technology been available thirty years ago the complicated process of installing and managing millions of RFID chips in vehicles could have been avoided and savings would have been enormous. But this is only half of the story. The other half is being told as the reduced cost, greater flexibility and precision accuracy of the technology enables its use in hundreds of other applications, from providing truly workable traffic congestion solutions to supporting innovative brand loyalty programs. This has already enabled us to enter eight exciting markets. The largest application markets for our vehicle recognition systems are electronic toll collection, law enforcement, parking management, and traffic management. We are also seeing significant new applications in the customer loyalty, security & surveillance, banking and insurance, and supply chain logistics markets – changing the face of these markets with both superior technology and disruptive pricing.

Our Past Serves Our Future

While our eyes are on the future, we still operate our red light and speed camera business, which has robust recurring revenue. We currently have contracts with recurring revenue in the following jurisdictions:

- Calvert County, MD
- Capitol Heights, MD
- Chesapeake Beach, MD
- Cheverly, MD
- Denton, MD
- Fruitland, MD
- Greenbelt, MD
- Hagerstown, MD
- Landover Hills, MD
- Laurel, MD
- Salisbury, MD
- Washington County, MD
- New Rochelle, NY
- Town of Huntington, NY
- Village of Brice, Ohio
- Leduc, AB Canada

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New Business Growth and Development

Electronic Toll Collection: The combination of Rekor's advanced camera systems and OpenALPR software allows for incredible read accuracy in high volume traffic situations. Rekor's NUMERUS™ cloud-based solution will provide license plate reading capabilities at toll stations along E-470 Colorado. Owned and maintained by the E-470 Public Highway Authority, E-470 is a 47-mile-long controlled-access toll road traversing the eastern portion of the Denver-Aurora Metropolitan Area in the State of Colorado. More than 75 million Coloradoans traverse E-470 each year, resulting in more than $173 million in revenue for the state. We expect our system to perform better and cost less than 10% of what the existing system costs.

Security & Surveillance: The adoption of security and surveillance systems, both in the government and private sectors, has increased significantly over the past few decades. A large percentage of that adoption has come in the video surveillance and security camera market. While a security camera can be an effective tool, it has limitations. Rekor can take existing, under-powered IP cameras and revolutionize them. We currently provide vehicle recognition capabilities to a number of municipal and private security operations. Moreover, in May of this year, the United States Department of Defense ("DoD") selected Rekor's machine learning-enabled vehicle recognition system for use in certain of its operations. Selection by the world's preeminent defense department is a great validation of our technology and one we are proud of. We look forward to working with the DoD to support their important work, and to further showcase the power of our solutions.

Parking Operations: With over 40,000 parking garages and lots in the United States and hundreds of thousands worldwide, users have the freedom to choose the simplest and fastest solution for their parking needs. Smarter payment systems that allow drivers to enter exit without needing to interact with an attendant or mechanical system provide the best customer experience, increase revenue, and reduce management fees. On July 1, 2019 VG8 JV S.A. ("VeroGo") placed an additional $800,000 USD order for 1,200 multi-year vehicle recognition software licenses. With this supplemental order, VeroGo has now secured licenses to use Rekor's vehicle recognition software in a total of 1,785 cameras at locations throughout Brazil for the next five years. Rekor also provides parking management solutions to Park Smart Canada as well as Huntington, Long Island.

Public Safety & Enforcement: Law enforcement agencies around the world need effective, efficient, and affordable tools to help them serve and protect. A big challenge and great inhibitor of many investigations is a lack of resources and time. The availability of low cost, reliable vehicle recognition allows officers to spend their time investigating, rather than combing through data by hand. Rekor provides highly accurate, flexible, and affordable fixed and mobile vehicle recognition solutions to ensure law enforcement agencies have the best possible tools available.

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School Safety: School safety is another area in which we believe low cost artificial intelligence ("AI") based applications can serve significant markets in innovative ways. Recently, Rekor announced the availability of its FirstSight™ and OnGuard™ products. FirstSight™ uses innovative AI based and machine learning enabled predictive intelligence analysis to identify threats and behavior of concern and stop them before they turn in to violent acts. FirstSight™ was used to monitor hundreds of schools in Florida, Montana and Michigan during the 2018-2019 school year and is available for just $3 per student per year. Rekor OnGuard™ adds a protective layer to any school campus. OnGuard™ is focused on assessing and preventing potential threats to school safety, extending security beyond school buildings to parking areas and school buses. OnGuard™ helps increase protection for schools, while not diverting school resources and funding from education. This solution has been designed to support school administration and staff, with smart automation and highly experienced resource support.

Banking & Insurance: Banking and insurance groups have a need to track, protect, and when necessary, recover their assets. Rekor's vehicle recognition solutions increase the likelihood that these companies can find and recover assets and remove unsafe drivers from the roadways. SECURIX, LLC, a premier provider of instant, accurate, non-invasive insurance verification and compliance data, selected Rekor's vehicle recognition technology because Rekor's low cost subscription-based model enables them to deploy a far greater number of systems, expanding SECURIX's footprint which is growing quickly throughout the United States.

Supply Chain Logistics: Rekor machine-learning vehicle recognition systems contribute to the goal of improving logistics by not only providing data but automating manual processes. This increases efficiency and lowers cost. Whether automatically opening gates or tracking the amount of time spent at a facility, ALPR and vehicle recognition is an invaluable tool to help logistic companies reach their goals. An American Big Four multinational technology company is already testing Rekor technology for supply chain logistics.

Traffic Management: Traffic Management is an ever-increasing focus of governments to reduce accidents, travel time, congestion, and pollution levels. Several countries in Europe have used Active Traffic Management ("ATM") for years and reaped the benefits. ATM strategies have been shown to increase overall capacity by up to 22 percent, throughput by up to 7 percent, and reduce crashes and secondary incidents by up to 30 percent and 50 percent, respectively. As the number of vehicles on the road increases, traffic and congestion increase. Real-time ALPR and vehicle recognition data allows traffic management centers to make better decisions as events happen and alleviate heavy traffic build-up. More accurate and available data turns cities into informed, efficient, and cleaner "Smart Cities." Since June of 2019, Rekor's solutions vehicle identification systems are being offered to Nokia's worldwide customer-base for use within Nokia smart city offerings.

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Progress, Progress, Progress

As can be seen from the above, in 2019 we have taken and will continue to do so, an aggressive series of actions designed to unleash our growth potential and position us to accomplish even more in 2020. In the first seven months of 2019 we have:

Acquired Open ALPR: This key technology purchase comes during a period of tremendous growth for OpenALPR™, an internationally recognized leading vehicle recognition software used by both law enforcement and commercial clients. OpenALPR's software is currently running on over thousands of cameras, capturing millions of license plates per day, that are operated by more than 700 clients, on six continents. OpenALPR has provided a disruptive and cost-effective software solution to the typical capital-intensive need of replacing hardware. This software, which was developed using artificial intelligence algorithms and extensive machine learning, dramatically improves performance of vehicle recognitions systems by providing higher accuracy in license plate reading as well as delivering characteristics such as make, model and color of the vehicle. As of April 2018, the global vehicle recognition systems market was expected to reach $4.25B by 2023.[1]

Installed Senior Leadership team: With the acquisition of OpenALPR, the Company appointed Matt Hill as Chief Science Officer. Matt is the original developer of the Open ALPR software. In addition, on May 15th the Company appointed Eyal Hen as Chief Financial Officer; Claud V.S. "Lex" Eley as Outside General Counsel; Charles Degliomini as EVP of Government Relations and Corporate Communications; and promoted of Rod Hillman to Chief Operating Officer. We are pleased to welcome this group of highly talented individuals to their new roles within the Rekor leadership team at this time of tremendous potential growth for the Company.

Move Over Photo Enforcement: In both New York and Maryland the Company made significant advancements towards establishing laws that will permit the use of the Company's Move Over photo enforcement camera technology. The current challenge with enforcement is that an officer cannot effectively monitor for Move Over violations while already conducting a traffic stop, leaving the majority of violations unaddressed. Rekor technology can dramatically improve safety for all personnel conducting roadside operations. In 2020 we expect to be offering our expertise in implementing such a solution in states which permit enforcement.

Strengthening the Board of Directors: On June 20,2019, Steve Croxton agreed to join the Rekor Board of Directors. Mr. Croxton currently serves as Managing Director and Head of Investment Banking for Rice, Voelker, LLC and has more than 32 years of experience in investment and commercial banking.

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[1] https://www.reportsellers.com/market-research-report/Automatic-Number-Plate-Recognition-ANPR-System---Global-Market-Outlook

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NASDAQ Bid Price Rule Compliance: On June 25, 2019, NASDAQ informed the Company it had achieved bid price rule compliance as previously announced by the Company.

In summary, we have set into place a rock-solid new foundation at Rekor. And we are in the process of building something extremely exciting on top of it.

We will continue to focus on tightening up the balance sheet and widening our sales footprints. But that won't stop us from aggressively moving into new high-growth markets over the coming months.

We have some extraordinary new talent set to come on board. As a result, our range of expertise will expand to include additional markets while we also explore partnerships that allow us to diversify into enterprise sales in the marketplace.

Stay tuned. Big things are on the way!

Robert A. Berman

President & CEO

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